Exhibit 10.4

NON-QUALIFIED STOCK OPTION AGREEMENT
NON-PLAN

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) entered into as of August 30, 2011 (the “Grant Date”) between Options Media Group Holdings, Inc. (the “Company”) and Jeffrey Yesner (the “Optionee”).

WHEREAS, pursuant to the authority by action taken by the Board of Directors (the “Board") the Company has granted the Optionee the right to purchase common stock of the Company.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.           Grant of Non-Qualified Stock Options.  The Company irrevocably granted to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of 3,000,000 shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth.  The common stock shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission.  The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986 (the “Code”) and are not issued under any of the Company’s equity incentive plans.  This Agreement replaces any stock option agreement or offer letter previously provided to the Optionee, if any, with respect to these Options.

2.           Price.  The exercise price of the Options is $0.0365 per share.

3.           Vesting - When Exercisable.

(a)           The Options shall vest quarterly in twelve approximately equal increments each March 31st, June 30th, September 30th, and December 31st beginning December 31, 2011, subject to the Optionee’s continued employment with the Company on each applicable vesting date.  Any fractional vesting shall be rounded up to the extent necessary.

(b)           Subject to Sections 3(c) and 4 of this Agreement, the Options may be exercised prior to vesting and remain exercisable until 6:00 p.m. New York time for five years from the Grant Date (the “Expiration Date”).

(c)           Notwithstanding any other provision of this Agreement, at the discretion of the Board, the Options, whether vested or unvested, shall no longer be exercisable and will be immediately forfeited if any of the following events occur:

                                                (1)           The Optionee is dismissed as an employee based upon fraud, theft, or dishonesty, which is reflected in a written or electronic notice given to the employee;

(2)           The Optionee purchases or sells securities of the Company in violation of the Company’s insider trading guidelines then in effect, if any;

(3)           The Optionee breaches any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect, if any;

(4)
The Optionee competes with the Company during a period of one year following termination of employment by soliciting customers located within or otherwise where the Company is doing business within any state, or where the Company expects to do business within three months following termination and, in this later event, the Optionee has actual knowledge of such plans;

(5)           The Optionee is unavailable for consultation after termination of the Optionee if such availability is a condition of any agreement between the Company and the Optionee;

(6)           The Optionee recruits Company personnel for another entity or business within 24 months following termination of employment;

(7)           The Optionee fails to assign any invention, technology, or related intellectual property rights to the Company if such assignment is a condition of any agreement between the Company and the Optionee;

(8)           The Optionee acts in a disloyal manner to the Company; or

(9)           A finding by the Board that the Optionee has acted against the interests of the Company.

4.           Termination of Relationship.

(a)           If for any reason, except death or disability as provided below, the Optionee ceases to act as an employee of the Company, then all rights granted hereunder shall terminate effective three months from that date.  Any part of the Options that was not exercisable immediately before termination of the Optionee’s employment shall terminate at that time.

(b)           If the Optionee shall die while an employee of the Company, the personal representative of the Optionee’s estate or any Transferee, as defined herein, shall have the right within two years following the date of death to exercise the Optionee’s vested Options subject to Section 3(c).  For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.  For purposes of this Section 4(b) “Company” shall include subsidiaries and/or affiliates of the Company.

(c)           If the Optionee becomes disabled while an employee of the Company within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the Optionee shall have the right within two years following the date the Optionee ceases to act as an employee as a result of such disability to exercise the Optionee’s vested Options.

(d)           Notwithstanding anything contained in this Section 4, the Options may not be exercised after the Expiration Date.

5.           Profits on the Sale of Certain Shares; Redemption.  If any of the events specified in Section 3(c) of this Agreement occur within one year from the date the Optionee last performed services as an employee for the Company (the “Termination Date”) (or such longer period required by any written employment agreement), all profits earned from the sale of the Company’s securities, including the sale of shares of common stock underlying this Option, during the two-year period commencing one year prior to the Termination Date shall be forfeited and immediately paid by the Optionee to the Company.  Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of this Option by payment of the exercise price to the Optionee.  To the extent that another written agreement with the Company extends the events in Section 3(c) beyond one year following the Termination Date, the two-year period shall be extended by an equal number of days.  The Company’s rights under this Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

6.           Transfer.  No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

7.           Method of Exercise.  The Options shall be exercisable by a written notice which shall:

(a)           state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, address and social security number of such person (or if more than one, the names, addresses and social security numbers of such persons);

(b)           contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as set forth in Section 12 hereof;

(c)           be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options;

(d)           be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the exercise price multiplied by the number of underlying shares being purchased either in cash, by wire transfer, or by certified check or bank cashier’s check, payable to the order of the Company; and

(e)           be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.  If the Optionee fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Options or (ii) withhold and set-off against compensation and any other amounts payable to the Optionee the amount of such required payment. Such withholding may be in the shares underlying the Options at the sole discretion of the Company.

The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

8.           Sale of Shares Acquired Upon Exercise of Options.  If the Company registers its Common Stock under the Securities Exchange Act of 1934, and the Optionee is an officer (as defined by Section 16(b) of the Securities Exchange Act of 1934 (“Section 16(b)”)) or a director of the Company, any shares of the Company’s common stock acquired pursuant to the Options cannot be sold by the Optionee until at least six months elapse from the Grant Date except in case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

9.           Adjustments.  Upon the occurrence of any of the following events, the Optionee’s rights with respect to the Options shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Optionee and the Company relating to such Options:

(a)           If the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of the Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share to reflect such subdivision, combination or stock dividend.

(b)           If the Company is to be consolidated with or acquired by another entity pursuant to an acquisition, the Board of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition; or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares underlying the Options over the exercise price thereof.

(c)           In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 9(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of common stock, the Optionee upon exercising Options shall be entitled to receive for the purchase price paid upon such exercise, the securities the Optionee would have received if the Optionee had exercised the Options prior to such recapitalization or reorganization.

(d)           Except as expressly provided herein, no issuance by the Company of shares of common stock of any class or securities convertible into shares of common stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares underlying the Options.  No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(e)           Under this Section 9, no fractional shares shall be issued and the Optionee shall receive from the Company cash in lieu of such fractional shares.

 (f)           The Board or the Successor Board shall determine the specific adjustments to be made under this Section 9, and its determination shall be conclusive.  If the Optionee receives securities or cash in connection with a corporate transaction described in Section 9(a), (b) or (c) above as a result of owning such restricted common stock, such securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted common stock with respect to which such securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

10.           Necessity to Become Holder of Record.  Neither the Optionee, the Optionee’s estate, nor any Transferee shall have any rights as a shareholder with respect to any shares underlying the Options until such person shall have become the holder of record of such shares.  No dividends or cash distributions, ordinary or extraordinary, shall be provided to the holder if the record date is prior to the date on which such person became the holder of record thereof.

11.           Reservation of Right to Terminate Relationship.  Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Optionee at any time, with or without cause.  The termination of the relationship of the Optionee by the Company, regardless of the reason therefor, shall have the results provided for in Sections 3 and 4 of this Agreement.

12.           Conditions to Exercise of Options.  If a Registration Statement on Form S-8 (or any other successor form) is not effective as to the shares of common stock issuable upon exercise of the Options, the remainder of this Section 12 is applicable as to federal law.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, the Optionee’s estate, or any Transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for such person’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Options are further subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

13.           Duties of the Company.  The Company will at all times during the term of the Options:

(a)           Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)           Pay all original issue taxes with respect to the issuance of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)           Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

14.           Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

15.           Arbitration.  Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Palm Beach County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

16.           Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

17.           Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or by facsimile delivery as follows:

The Optionee:                                                          Jeffrey Yesner
__________________________
__________________________

The Company:                                                          Options Media Group Holdings, Inc.
123 NW 13th Street
Suite 300
Boca Raton, FL 33432
Attention: Scott Frohman
Fascimile: (561) 892-2618

with a copy to:                                                          Michael D. Harris, Esq.
Harris Cramer LLP
3507 Kyoto Gardens Drive, Suite 320
Palm Beach Gardens, FL 33410
Facsimile:  (561) 659-0701

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

18.           Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorneys’ fees, costs and expenses.

19.           Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Nevada without regard to choice of law considerations.

20.           Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

21.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

22.           Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

23.           Stop-Transfer Orders.

(a)           The Optionee agrees that, in order to ensure compliance with the restrictions set forth in this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)           The Company shall not be required (i) to transfer on its books any shares of the Company’s common stock that have been sold or otherwise transferred in violation of any of the provisions of the Agreement or (ii) to treat the owner of such shares of common stock or to accord the right to vote or pay dividends to any purchaser or other Transferee to whom such shares of common stock shall have been so transferred.

24.           Exclusive Jurisdiction and Venue. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of Florida and venue shall be in the County of Palm Beach or appropriate federal district and division.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

WITNESSES:	Options Media Group Holdings, Inc.

OPTIONEE:

/s/ Scott Frohman	/s/ Jeff Yesner
Name: Scott Frohman	Name: Jeffrey A. Yesner
Title: Chief Executive Officer

Date: November 14, 2011

NOTICE OF EXERCISE

To:          __________________________
__________________________
__________________________
Attention _________, _______________
Facsimile: (____) _____-______

Please be advised that I hereby elect to exercise my option to purchase shares of ___________, pursuant to the Stock Option Agreement dated __________________.

Number of Shares to Be Purchased:                                                                                                _______________

Multiplied by: Purchase Price Per Share                                                                                       $_______________

Total Purchase Price                                                                                                                        $_______________

Please check the payment method below:

____           Enclosed is a check for the total purchase price above.

____           Wire transfer sent on _____________, 20__.

Please contact me as soon as possible to discuss the possible payment of withholding taxes and any other documents we may require.

Name of Option Holder (Please Print): ________________________________

Address of Option Holder

________________________________________________________________

Telephone Number of Option Holder:                                                                ________________________________

Social Security Number of Option Holder:                                                         ________________________________

If the certificate is to be issued to person other than the Option Holder, please provide the following for such person:

________________________________
(Name)

________________________________
(Address)

________________________________

________________________________

________________________________
(Telephone Number)

________________________________
(Social Security Number)

In connection with the issuance of the Common Stock, if the Common Stock may not be immediately publicly sold, I hereby represent to the Company that I am acquiring the Common Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933 (the “Securities Act”).

I am______ am not ______ [please initial one] an accredited investor for at least one of the reasons on the attached Exhibit A.  If the SEC has amended the rule defining the definition of accredited investor, I acknowledge that as a condition to exercise the Options, the Company may request updated information regarding the Holder’s status as an accredited investor.  My exercise of the Options shall be in compliance with the applicable exemptions under the Securities Act and applicable state law.

________________________________	Dated: _________________
Signature of Option Holder

Exhibit A
To Stock Option Agreement
For Individual Investors Only:

1.           A person who has an individual net worth, or combined net worth (with his or her spouse) who has, in excess of $1,000,000.  For purposes of this question, “net worth” means the excess of total assets at fair market value.  The fair market value of my primary residence and the indebtedness on mortgages or deeds of trust related to such residence shall be excluded unless the indebtedness exceeds the fair market value.

2a.           A person who had individual income (exclusive of any income attributable to the person’s spouse) of more than who has $200,000 in each of the two most recently completed years and who reasonably expects to have an individual income in excess of $200,000 this year.

2b.           Alternatively, a person, who with his or her spouse, has joint income in excess of $300,000 in each applicable year.

3.           A director or executive officer of the Company.

Other Investors:

4.           Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (“Securities Act”) whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

5.           A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

6.           An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

7.           A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

8.           An entity in which all of the equity owners are accredited investors.